EXHIBIT 10.8

FIRST AMENDMENT TO EQUIPMENT PURCHASE AGREEMENT

BY AND AMONG

SGL TECHNIC INC. AND

PACIFIC FUEL CELLS CORP. (by assignment from TDM, L.L.C.)

Dated: August 22, 2006

THIS FIRST AMENDMENT (“First Amendment”) is made effective the 20th day of December, 2006, by and between SGL TECHNIC INC., a California corporation (hereinafter referred to as “Seller”) and PACIFIC FUEL CELLS CORP., a Nevada corporation (hereinafter referred to as “Buyer”) (Seller and Buyer are hereinafter collectively referred to as the “Parties”).

WHEREAS, Seller and TDM, L.L.C. (“TDM”) entered into an Equipment Purchase Agreement, dated August 22, 2006 (“Purchase Agreement”), which governs TDM’s purchase from Seller of certain fuel cell equipment; and

WHEREAS, TDM assigned to Buyer and Buyer assumed all of TDM’s right, title and interest in and TDM’s obligations and liabilities under the Purchase Agreement by executing an Assignment and Assumption of Equipment Purchase Agreement, dated 18 December, 2006 (“Assignment”) (the Purchase Agreement and the Assignment are hereinafter referred to as the “Agreement”); and

WHEREAS, the Parties desire to continue to be bound by the terms and conditions of the Agreement, except where such Agreement is modified by this First Amendment, in which case the Parties desire to be bound by the terms and conditions of this First Amendment;

NOW, THEREFORE, in consideration of mutual promises and the covenants herein set forth, and intending to be legally bound, the Parties agree as follows:

A.	Section 2.1 of the Agreement is deleted in its entirety and is replaced by the following language:

Consideration to be Paid. In full consideration for the Equipment, and subject to the terms and conditions of this Agreement, Buyer shall pay to Seller the aggregate sum of Two Hundred Thousand US Dollars ($200,000.00) (the “Purchase Price”) as follows:

(a)	Five Thousand US Dollars ($5,000.00) is credited on Buyer’s behalf towards the Purchase Price as this amount was paid to Seller upon execution of the Purchase Agreement;
(b)	One Hundred Thousand US Dollars ($100,000.00) upon execution by Buyer of the First Amendment;
(c)	Ninety-five Thousand US Dollars ($95,000.00) on or before June 30, 2007.

Each payment shall be in immediately available funds by wire transfer to such account as Seller may designate.

B.

Pursuant to Section 2.4 of the Agreement, Seller is requesting a copy of a certificate of insurance from Buyer, verifying the existence of the insurance coverage required by the Agreement. Such certificate of insurance shall have been provided to Seller prior to execution of this First Amendment. Buyer’s insurance shall cover all exposures and potential liabilities related to the Equipment commencing on the date of the Assignment, including liabilities that may occur (1) while the Equipment is on the property of SKRL Die Casting, Inc., (2) during the dismantling, packing, transport and re-assembly of the Equipment, and (3) once the Equipment is relocated to the Buyer’s facility. Such insurance shall remain in place until Buyer pays the Purchase price in full to Seller.

C.

Notwithstanding the provisions of Section 3.1 of the Agreement, Seller will provide a representative (1) to act as a liaison between Buyer and TDM and (2) to oversee and assist in coordinating the move of the Equipment by Buyer from the property of SKRL Die Casting, Inc. Seller shall not physically assist in the dismantling, packing, transport or re-assembly of any Equipment.

D.	The governing law in Section 4.7 shall be changed to California.

E.	All other rights, duties and obligations of the Parties under the Agreement shall continue to be binding upon the Parties.

IN WITNESS WHEREOF, the Parties executed this First Amendment by signature of their respective duly authorized representatives as of the day and year first written above.

PACIFIC FUEL CELLS CORP. By: s/George Suzuki Authorized Representative Name: George Suzuki Title: President	SGL TECHNIC INC. By: s/M.E. Kokosinski Authorized Representative Name: M.E. Kokosinski Title: President

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